Exhibit 99.2

FINAL

Second Quarter Fiscal 2008

Conference Call Remarks

May 5, 2008

7:30 a.m. CT

SEAN

Good morning and thank you for joining us.

On the call today are Russ Fradin, our Chairman and CEO, and John Park, our CFO.

Before we get started, let me highlight that when we discuss revenues, we’re referring to net revenues, or revenues before reimbursements.

And, during this call, we will discuss “underlying” operating income, earnings per share and Adjusted EBITDA amounts. These are non-GAAP financial measures that provide a better understanding of our underlying performance. Please refer to this morning’s press release and the Investor Relations section of our web site to obtain a full reconciliation of these measures to U.S. GAAP.

On this call we may make forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to our most recent SEC filings for more information on risk factors that could cause actual results to differ. Hewitt disclaims any obligation to update or revise any forward-looking statements made on this call.

At the conclusion of the call we’ll conduct a question and answer session. During the Q&A session we ask that as a courtesy to others you please limit yourself to one question.

Now I’ll turn it over to Russ.

RUSS

Thank you Sean, and good morning everyone. Thanks for joining us today.

Since our last call we’ve continued to execute against our key priorities – delivering great service to our clients, investing in growth opportunities in our Benefits Outsourcing and Consulting businesses, further stabilizing our HR BPO business, and controlling our cost structure.

John will speak to our results in greater detail, but let me just touch quickly on the highlights:

We’re pleased with our overall second quarter performance. All of our businesses generated solid revenue growth, and our operating margin saw a meaningful year over year gain.

In our Benefits Outsourcing business, revenue momentum continued as we saw a nice mix of increased project work and new clients going live, and we also provided additional services to existing clients. Margins improved over last year, although they were impacted by several large, complex client projects that went live during the quarter. We also added sales resources to help accelerate our growth.

HR BPO’s loss narrowed further, thanks to a combination of revenue growth and expense efficiency related to offshoring and infrastructure cost management. Importantly, we restructured one of our outsourcing contracts during the quarter, and we’re pleased to have been able to extend our relationship with this client on the Benefits and Consulting side. In addition, we recognized in the quarter that it is likely that we will terminate services with another client. While our current portfolio appears to be more stable compared to previous quarters, I want to remind everyone that a few sensitive client situations still remain. We will continue to work hard to address these situations in ways that balance the needs of both these clients and our shareholders.

The Consulting business delivered good top line growth, but margins were somewhat lower than last year mainly due to investments in our associates and time spent on knowledge development. As I mentioned last call, we’re increasing our hiring to meet current and future demand, investing in knowledge building, all while ensuring that our associates are properly compensated.

In terms of our broader cost initiatives, we continue to implement our plans in the areas of global sourcing, operations productivity, technology, overhead and real estate. As you may have seen in this morning’s release, we took some charges consistent with our stated plan to rationalize our real estate portfolio.

I have talked about the fact that M&A is an important component of our growth plans, and we made good progress during the quarter.

First, we acquired New Bridge Street Consultants in the quarter, one of the leading executive compensation firms in the United

Kingdom. This investment expands our global Consulting footprint and can help us accelerate regional growth in a critical practice area.

Second we announced the acquisition of CSi, an Australian consulting firm that specializes in salary and benefit survey data and analytics. This transaction improves our compensation analysis capabilities and strengthens our overall service offering in our fast-growing Asia Pacific region. This deal closed at the beginning of the third quarter.

Third, just last week we announced an agreement to acquire LCG, a recognized expert in employee absence management. Our clients have expressed interest in the growing area of integrated disability, leave and absence management – particularly as it contributes to improved workforce productivity. We are excited to add another critical capability to our complement of HR solutions in our Benefits Outsourcing business. We expect this deal to close within the next several months.

These businesses build our HR services capabilities in key areas and will benefit greatly from Hewitt’s distribution capabilities.

Related to M&A, I’d like to remind everyone that during the second quarter we sold our Cyborg licensed software and payroll business in January as part of our plan to streamline our HR BPO service offering. Given our focus on managed, end-to-end payroll, we saw no need to own a software licensing business.

Before I turn the call over to John, I wanted to address the question: “are we seeing any signs of a downturn or recession in our business?”

As before, the short answer is still “no – we’ve seen no impact on our business.”

This doesn’t mean we’re not concerned – we are. We read the papers. We talk to our clients frequently. We closely monitor our metrics for signs of deterioration. We just simply haven’t seen anything to date.

I do want to acknowledge that there are meaningful portions of our business that could be impacted by a recession. A significant portion of our business is tied to overall client employment levels, particularly in Benefits Outsourcing. Additionally, much of the project revenue component of our outsourcing businesses is discretionary in nature, as is a notable portion of our Consulting business.

That being said, we could be a lagging indicator due to the nature of our business.

Looking at where we stand today, we’re pleased with our year-to-date performance and our overall operating fundamentals.

With all these factors in mind we feel positive about the balance of the year and feel good about raising guidance for fiscal 2008.

John will provide more detail on the guidance in just a few minutes.

So with that, I will turn the call over to John.

JOHN

Thanks, Russ, and good morning everyone.

Before I begin, I want to take you through the items that should be adjusted for when looking at our underlying results:

1.	We took $19 million in net pretax charges related to the resolution of an HR BPO contract and the likely termination of another, which Russ mentioned. This is the net of $11 million of revenue recognition and $30 million in expenses. As we mentioned last quarter, many of our BPO contracts include Benefits Outsourcing services, and the March contract resolution impacted both our Benefits Outsourcing and HR BPO segments.

2.	Second, this year included a $35 million pretax net gain related to the divestiture of the Cyborg business at the end of January.

3.	Third, this year’s results also include an $8 million pretax charge related to the rationalization of our real estate portfolio.

4.	Fourth, recall that last year’s quarter included pretax charges totaling $19 million, related to the restructuring of an HR BPO contract, the resolution of a legal dispute, and a non-cash asset impairment. Last year’s quarter also included $4 million in benefits related to comparable Cyborg operations in February and March and an unrelated accrued severance adjustment.

With these in mind, let me start by recapping the highlights of our consolidated results.

In the second quarter, consolidated net revenues grew 7% on an underlying basis. This includes $15 million in currency benefit and $4 million in growth from acquisitions.

Consolidated operating income, excluding one-time items, grew 77% to $60 million in the second quarter, compared to $34 million last year.

Our effective tax rate was 36.2% for the quarter, compared to 41.6% in the second quarter last year. The lower rate is mostly due to our mix of income among various jurisdictions and the recognition of a deferred tax asset. On an underlying basis, our effective tax rate was 39% for the quarter.

Our reported net income for the second quarter increased to $44 million, or 43 cents per diluted share, compared with net income of $13 million, or 12 cents per diluted share last year. On a normalized basis, we recorded earnings of 37 cents per diluted share in the second quarter as compared to 20 cents per diluted share last year.

I’d like to point out that today’s press release contains an underlying operating income and EPS reconciliation to GAAP schedule, as well as information related to currency translation, acquisition and divestitures, and third-party supplier revenue.

Cash flow from operations was $37 million for the six-month period, compared to $78 million in the prior-year period. Free cash flow was negative $19 million, which compared to $36 million in the prior six-month period. The decrease in free cash flow was driven primarily by higher performance-based compensation and other employee benefits paid in the current year for fiscal 2007 performance, increased capital expenditures, and deferred compensation payments related to an acquisition. These items were partially offset by higher net income driven by increased revenue.

To better understand the underlying cash flow generating capabilities of our business, we introduced an “Adjusted EBITDA” metric at the end of fiscal 2007.

Adjusted EBITDA for the six-month period increased over $90mm from prior year to $273 million. It is important to note that the majority of the year-over-year six-month improvement came from our HR BPO business.

Capital expenditures increased to $33 million in the second quarter and $57 million for the six month period, versus $21 million and $42 million in the prior-year, respectively. This increase was driven by technology investments as well as spending related to our real estate rationalization.

Regarding our share repurchase program, we bought back $228 million of stock at an average of $37.60 per share. For the six month period, we bought $398 million of stock at an average price of $37.34 per share. As of May 2nd, we have $168 million remaining which we intend to complete within the authorization period which ends in January of 2009.

It is worth noting that we have not repurchased any shares since the end of the quarter. Decisions around our repurchase activity were influenced by the illiquidity of our short-term investments, which I’ll address more specifically in just a few minutes.

Now, let me provide some color on the performance of our business segments.

In Benefits Outsourcing, second quarter segment revenues grew 4% after adjusting for the previously noted one-time item, acquisitions and currency. The growth was driven primarily by increased project work and participant growth. End user participant counts increased by six percent, to 19.6 million.

Excluding one-time items, second quarter Benefits margins improved about 240 basis points year-over-year mostly due to project revenue growth and infrastructure cost reductions. This was partly offset by some higher compensation and client service delivery expenses related to several large and complex clients that went live during the quarter.

We did see a sequential decline in Benefit’s margins: typically, the second quarter is a seasonally softer margin quarter than the first, and the first quarter was one where almost everything broke in our favor. Going forward, we’re still comfortable with our medium-term view of Benefit Outsourcing margins in the low- to mid-twenties, and we’re certainly targeting the upper end of that range.

The HR BPO business reported strong top-line growth in the second quarter. Adjusting for one-time items, currency, and excluding third-party revenue, segment revenues grew 13% over last year, driven primarily by several contracts that went live, project work and higher transactional volumes.

Excluding one-time items, HR BPO operating loss improved to $32 million, compared to a loss of $49 million in the second quarter last year. The improvement reflects strong revenue performance, staffing leverage and infrastructure savings.

As I noted earlier, a significant part of our strong year over year growth in cash earnings came from HR BPO, reflecting not only the operating loss reduction but lower net deferred implementation costs and revenues.

Turning to our Outsourcing sales prospects:

In Benefits Outsourcing, we’re seeing reasonably strong activity in the marketplace across all services and in both mid- and large-market segments. We are particularly pleased with our ability to capitalize on the mid market opportunities through our RealLife HR acquisition. Additionally, our investment in our sales force and the revamping of sales incentives is driving results across our Benefits Outsourcing business.

Our sales outlook in HR BPO remains unchanged from the first quarter. There are few new deals in the marketplace. We remain very selective in our pursuit of new opportunities, focusing on a core set of services that we can provide with quality and under the right financial profile.

Now a look at our Consulting business.

Consulting reported solid top-line growth, as organic constant currency revenue increased 7%. Both Talent and Organization Consulting and Health Management grew in the low-double digits; Retirement and Financial Management grew in the low single digits; and Communication declined by mid-single digits, mostly due to the timing of client projects.

Regionally, North America and Asia Pacific contributed the most to the revenue growth. In North America, we continue to see a healthy market for Retirement and Financial Management services, driven by pension funding legislation and ongoing pension accounting changes. In Asia Pacific we continue to be pleased with our very strong growth, driven by demand for our Talent and Organizational Consulting services.

It is important to note that seasonally the second quarter is typically a soft margin period for Consulting. This quarter, underlying margins declined by one percentage point compared to last year, mostly due to investments in our people and in knowledge development.

Recall that investing in retention, productivity and knowledge development has been a key priority in Consulting to support long-term top line growth.

Finally, for the second quarter, unallocated shared services costs, as a percentage of net revenue, increased by 40 basis points on an underlying basis, mainly due to some one-time favorabilities in the prior year.

Turning to our outlook for the remainder of the year:

As Russ mentioned, we’ve made good progress in the first half of 2008. Given this progress and improved visibility into the balance of the year, we are raising our full year guidance.

To be clear, this guidance reflects our performance expectations on an underlying basis after excluding unusual items in both fiscal 2008 and 2007.

We now expect the following:

•	Total company net revenue growth in the mid- to high- single digits;

•	Underlying operating income of approximately $315 million to $330 million, up from $300 to $315 million; and

•	Underlying diluted earnings per share of $1.85 to $1.95, up from our previous guidance of $1.70 to $1.80.

It’s important to note that this guidance includes approximately six cents per share of earnings dilution due to the loss of the Cyborg business for the last eight months of fiscal 2008, in addition to some modest incremental dilution from our recent acquisitions.

We’re also expecting growth in our adjusted EBITDA metric to slightly lag EPS growth, again on an underlying basis.

This guidance also assumes continued execution of our share repurchase program and a normalized effective tax rate of 39 percent.

The guidance excludes unusual items as well as anticipated full year real estate charges of approximately $35 million to $45 million previously communicated, and right now are trending towards the upper end of that range.

Before I turn the call back over to Russ, I’d like to comment briefly on some balance sheet items. Given recent issues in the global credit and capital markets, specifically those related to auction rate securities, we’ve taken the following actions:

First, on the balance sheet we’ve reclassified all of our auction rate securities from short-term investments to long-term investments.

Second, we have concluded that we have a reduction in the fair value of our auction rate security portfolio due to the current illiquidity of these securities and as a result, we have recorded a temporary fair value adjustment of $4 million, resulting in a value of $135 million on our balance sheet. This adjustment is reflected in ‘other comprehensive income’, a component of stockholder’s equity on the balance sheet.

We believe this is a temporary market liquidity issue – not a credit quality issue – that will not have a meaningful impact on our operations.

Now, before we take your questions, I’d like to turn the call back to Russ.

RUSS

Thanks, John.

In summary, overall we had a good second quarter and we’re very pleased with our progress in the first half of the year. We’ve developed some good momentum, and we see it continuing in the back half of the year.

We’ve taken action to reposition our businesses to better capitalize on growth opportunities. We’ve invested for growth both organically and through acquisitions to drive our more established Benefits Outsourcing and Consulting businesses. We continue to stabilize our HR BPO business as it moves towards an improved long term financial profile. Finally, we’re working to improve our productivity and cost effectiveness while also emphasizing service quality.

While we’re encouraged by our progress, we recognize there is a lot more work to do. We look forward to updating you on our continued progress on future calls. I thank you for joining us today. Operator – we’re ready to take some questions.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.

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